Exhibit 5


                       AMERICAN HOME PRODUCTS CORPORATION
                 FIVE GIRALDA FARMS, MADISON, NEW JERSEY 07940


                                                 LOUIS L. HOYNES, JR.
                                       SENIOR VICE PRESIDENT AND GENERAL COUNSEL


                                                        January 18, 1995

American Home Products Corporation
Five Giralda Farms
Madison, New Jersey 07940

Gentlemen:

     As Senior Vice President and General Counsel of American Home Products Corporation (the "Company"), I have acted as counsel for the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $3,500,000,000 aggregate principal amount of debt securities (the "Securities") to be issued from time to time after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein have the meanings assigned to them in the Registration Statement.

     I have examined the Company's Restated Certificate of Incorporation and By-Laws and such other corporate records, certificates and documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, it is my opinion that when the Registration Statement has become effective under the Act, the terms of the Securities and of their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as provided in the Registration Statement and delivered by the Company in accordance with the Indenture, the Securities will constitute legal, valid and binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     The opinion expressed above should not be deemed to encompass compliance with any laws other than those of the State of New Jersey, the corporation laws of the State of Delaware, and the federal laws of the United States of America.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,



                                                Louis L. Hoynes, Jr.